Dated                               1998
                    ----------------------------------------




                                (1) RODA LIMITED



                                     - AND -



                            (2) PETER LIONEL FURLONGE




                    ========================================
                                SERVICE AGREEMENT
                    ========================================

THIS AGREEMENT dated                  1998 is made BETWEEN:-

(A) The Company: RODA LIMITED, a company registered in England & Wales under number [ ]; and

(B)  You: PETER LIONEL FURLONGE of Castle Farm,  Mountfield,  East Sussex,  TN32
     5JU.

1.   Employment

1.1 Your employment under this Agreement will commence on ___________ 1997 (the "Commencement Date") and will continue until terminated by either party giving to the other not less than six months' prior notice to expire on or at any time after the date which is eighteen months after the Commencement Date

1.2 Your period of continuous employment with the Group commenced on 1st March 1986.

1.3 You are employed as a senior executive of the Company and will perform such duties as may be reasonably assigned to you from time to time by or with the authority of the Board. At the Commencement Date, your job title is Managing Director.

1.4 You will (without further remuneration), if and for as long as the Company requires, during this Agreement:

     1.4.1 carry out duties for the benefit of or on behalf of any Group Company; and/or

     1.4.2 hold any office and/or other appointment in or on behalf of the Group;

1.5  You will, at all times during the period of this Agreement:

     1.5.1 devote the whole of your time, attention and ability during your hours of work (as set out in Clause 1.6) to the duties of your employment;

     1.5.2 faithfully and diligently perform your duties and exercise only such powers as are consistent with them;

     1.5.3  obey all and any lawful and reasonable directions of the Board

     1.5.4  act  only  in  accordance   with  the  Memorandum  and  Articles  of
            Association of the Company or, where acting pursuant to Clause 1.4, of the relevant Group Company;

     1.5.5  use your best endeavours to promote the interests of the Group; and

     1.5.6 keep the Board promptly and fully informed (in writing if so requested) of your conduct of the business or affairs of the Group and provide such explanations as they may require.

1.6 Your hours of work are the normal hours of business of the Company together with such additional hours as may be necessary for you to perform your duties properly.

1.7 Your normal place of work is the Company's office at 29-33 Choumert Grove, London, SE15 4RB and/or such other place of business of the Group as the Board may reasonably require from time to time. You will, if and for as long as required by the

     Company, make visits in the ordinary course of your duties to such places anywhere in the world as it may specify save that you will not be required to make visits outside the United Kingdom for periods in excess of 7 nights in any one calendar month except with your agreement.

2.   Pay

2.1 During your employment, the Company will pay you a salary at the rate of (pound)100,000 each year (or such higher rate as may be awarded to you pursuant to Clause 2.2) which will accrue from day to day and be payable in equal monthly instalments in arrears on or about the last working day of each month (the "Salary"). The Salary is inclusive of all and any fees receivable by you as the holder of offices or appointments within the Group or on behalf of the Company or any Group Company.

2.2 On or about 30th January in each year (starting in January 1999), your Salary will be reviewed by the Board and the rate of Salary then payable will be increased by the Company with effect from that date by not less than the percentage increase in the figure for that month published in the All-Items Index of Retail Prices (or any Index which is substituted instead by that date) over the figure published for the previous January.

2.3 Subject to and in accordance with rules of the bonus or incentive compensation plan of the Company or Cunningham Graphics, Inc. ("CGI") for the time being in force, you will be eligible to receive a bonus each year, payable within 90 days after the end of the relevant fiscal year of the Company, of such amount, if any, as the Compensation Committee of CGI determines in its absolute discretion to be an appropriate bonus for the Managing Director of the Company, having regard to your and the Company's achievement of performance goals set annually in advance by the Compensation Committee in consultation with you.

2.4 In the event that any person (or group of persons acting in concert) acquires shares conferring more than 75% of the votes in the Company or any holding company of the Company (except in the case of an acquisition of shares by a subsidiary of the Company's ultimate holding company), (a "Change of Control"), you will be entitled to be paid (net of any withholding's or deductions required by law) a sum equal to twice your then annual salary pursuant to clauses 2.1 and 2.2, on condition that such sum shall be payable only:

     2.4.1 upon your completing 18 months' service under this agreement (or, if later, upon your completing 6 months' service under this agreement following the Change of Control); or

     2.4.2 if earlier, upon the Company terminating your employment pursuant to clause 1.1.

3.   Fringe Benefits

3.1 You are entitled to be and remain a member of the Company's pension scheme (the "Scheme") subject to the terms of its Deed and Rules from time to time. The Company is entitled at any time to terminate the Scheme or your membership of it subject to procuring membership for you of another pension scheme (the "New Scheme") providing you with benefits which are not, in aggregate, less favourable than the benefits provided to you under the Scheme and subject to procuring that you are fully credited in the New Scheme for your past pensionable service under the Scheme.

3.2 The Company will, subject to Inland Revenue limits for the time being, contribute (in monthly instalments in arrears) to the Scheme for each year of your employment an amount equal to 7 1/2% of your Salary at the rate then payable (or, if less, 7 1/2% of (pound)80,000).

3.3 The Company will provide you with life assurance cover of four times your Salary payable in the event of your death in service.

3.4 You, your spouse and your children (if any) who are less than 18 years old are entitled to participate in any permanent health and medical expenses insurance schemes maintained by the Company from time to time for the benefit of its senior executives, subject always to the rules of such schemes, including without limitation, each of you, your spouse and children undertaking a medical for the purposes of such insurance schemes.

3.5 The Company will pay you a (non-pensionable) car allowance of (pound)12,000 per annum payable in equal monthly instalments at the same time and in the same manner as your Salary instalments. You agree to provide a suitable (having regard to the image of the Company and to your status within the Company) car for use on Company business and to ensure that it is appropriately maintained, repaired, cleaned, taxed and insured for such use.

3.6 You must comply with all Group regulations relating to Company cars, notify the Company immediately of any accident involving your car while being used on Company business and of any charge brought against you for a motoring offence.

4.   Expenses

4.1 The Company will reimburse you with your reasonable travelling, telephone, hotel, entertainment and other business expenses incurred in the course of your duties provided that you comply with Group regulations from time to time in this respect and provide the Company with receipts or other proof of payment as the Company may reasonably require.

4.2 You must make available for business use your home telephone . The Company will reimburse you with the cost of bills for your home telephone provided you use any supplier or system designated by the Company and provided you disclose to the Company any overseas telephone calls not for the purposes of the business, in respect of which the Company reserves the right not to reimburse you.

5.   Holiday

5.1 In addition to public holidays, you are entitled to 25 working days' holiday without loss of pay in each holiday year (which runs from January to December) to be taken at such time or times as may be authorised in advance by the Board. You may not, except with prior permission from the Board, carry forward any unused part of your holiday entitlement to a subsequent holiday year.

5.2 In the first holiday year and in the holiday year in which you leave, your entitlement to holiday will be calculated at the rate of 2.08 working days' holiday for each complete calendar month of your employment by the Company during that holiday year. Unless you are dismissed pursuant to Clause 8.2, you will be entitled on termination to pay in lieu of any unused holiday entitlement. If you have taken holiday in excess of your accrued entitlement, you will be required to repay any excess Salary you have received for such holiday. The basis for payment and repayment is 1/260th of your Salary for each day.

6.   Incapacity

6.1 If you are absent from work because of illness, mental disorder or injury ("Incapacity"), you must report that fact immediately to the Company
     Secretary and, after seven continuous days' absence, provide medical practitioners' certificate(s) of your Incapacity and its cause for Statutory Sick Pay purposes covering the whole period of your absence. For Statutory Sick Pay purposes, your qualifying days are your normal working days.

6.2 If you are absent from work due to Incapacity and have complied with the provisions of Clause 6.1, you will continue to be paid your Salary for up to 90 working days' absence in any period of 12 consecutive months and, thereafter, such part of your Salary, if any, as the Board, in its absolute discretion, determines from time to time provided that any such payment will not be less than and will be deemed to include all and any Statutory Sick Pay to which you are entitled and any Social Security Sickness Benefit or other state benefits recoverable by you (whether or not recovered) may be deducted from such payment. If your absence exceeds 30 consecutive days, the Company will be entitled to appoint a temporary replacement to cover your absence.

6.3 You will, whenever requested by the Board, submit to examination by a medical practitioner selected and paid for by the Company. You hereby authorise such medical practitioner to disclose to and discuss with the Board any matters which, in his opinion, might hinder or prevent you (if during a period of Incapacity) from returning to work for any period or (in other circumstances) from properly performing your duties at any time.

7.   Confidentiality and Integrity

7.1  During your employment under this Agreement, you will not:-

     7.1.1 directly or indirectly receive or obtain any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by regulations or guidelines from time to time governing dealings by executives on behalf of the Company, or, if you do, you will account immediately to the Company for the amount so received.

     7.1.2 directly or indirectly disclose or make use of any Confidential Information for any purpose other than a legitimate purpose of the Company;

     7.1.3 (except in the proper course of your duties under this Agreement) remove from Company premises or copy or allow others to copy the contents of any document, computer disk, tape or other tangible item which contains any Confidential Information or which belongs to the Company;

     7.1.4 at any time make any untrue or misleading statement relating to the Group.

8.   Termination of agreement

8.1  This Agreement will automatically terminate:

     8.1.1  when you reach your 65th birthday; or

     8.1.2  if you are prohibited by law from being a director;

8.2 The Company will be entitled, by giving notice, to terminate this Agreement with immediate effect if you:

     8.2.1 commit any act of gross misconduct or repeat or continue any other breach of your obligations under this Agreement; or

     8.2.2 engage in any conduct which, in the reasonable opinion of the Board, is likely to cause your continued employment to be detrimental to the interests of the Group and fail, within 60 days of receiving written notice from the Company, to cure the matter; or

     8.2.3 are convicted of any criminal offence which is punishable with 6 months or more imprisonment (save for any motoring offence for which you are not sentenced to a term of immediate or suspended imprisonment); or

     8.2.4 commit any act of dishonesty, whether or not relating to your employment; or

     8.2.5 become bankrupt or make any arrangement or composition with your creditors generally; or

     8.2.6 resign or vacate your office as a director of the Company or any Group Company; or

     8.2.7 are, in the reasonable opinion of the Board, incompetent in the performance of your duties having failed within 60 days of written notice from the Company, to remedy the position.

8.3 The Company will be entitled to terminate this Agreement notwithstanding Clause 6.2 or your entitlement at that time to sick pay or benefits under the Company's permanent health insurance scheme, by notice which is not less than your then entitlement to statutory minimum notice plus a week given at any time when you have been absent from work due to Incapacity for a period or periods aggregating 60 days in the preceding 12 months provided that the Company will withdraw any such notice if, before it expires, you resume your duties full time and provide medical evidence satisfactory to the Board that you are fully recovered and that no recurrence of your Incapacity can reasonably be anticipated.

8.4 On serving or receiving notice to terminate this Agreement or at any time thereafter during the currency of such notice the Company is, at its discretion, entitled to pay you your Salary (at the rate then payable under Clause 2.1 hereof) together with monetary compensation for loss of all fringe benefits and reimbursement of expenses in lieu of notice.

8.5 At any time after notice (including summary notice) to terminate this Agreement has been served or received by the Company, the Company may:-

     8.5.1 require you to resign (without any claim for compensation) from any offices and/or appointments which you hold as a director, nominee or representative of the Company or any Group Company; and/or

     8.5.2 require you to transfer, without payment, to the Company (or as the Company may direct) any qualifying shares or nominee shareholdings provided to you by or held by you in or on behalf of any Group Company; and/or

     8.5.3 require you to return to the Company on request any documents, computer disks and tapes and other tangible items in your possession or under your control which belong to the Company or which contain or refer to any Confidential Information; and/or

     8.5.4 require you to delete all Confidential Information from any computer disks, tapes or other re-usable material in your possession or under your control and destroy all other documents and tangible items in your possession or under your control which contain or refer to any Confidential Information; and/or

     8.5.5 suspend you from the performance of all or any of your duties under this Agreement provided that the period of any such suspension may not exceed 6 months; and/or

     8.5.6 appoint a replacement to hold the same or similar job title as you and/or to carry out all or any of your duties instead of you; and/or

     8.5.7  exclude you from all or any premises of the Group; and/or

     8.5.8 require you not, without the prior consent of the Board, to engage in any contact (whether or not at your own instance) with any customer, supplier, employee, director, officer or agent of any company in the Group which touches and concerns any of the business affairs of the Group.

8.6 If you fail to comply with Clauses 8.5.1 and/or 8.5.2 within seven days of being so required, the Company is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign any document or do any thing necessary or requisite to effect such resignation(s) and/or transfer(s) (without prejudice to any claims which you may have against the Company arising out of this Agreement or its termination).

9.   Intellectual Property

9.1 In relation to each and every improvement, invention or discovery which relates either directly or indirectly to the business of the Company which you (jointly or alone) make at any time during your employment, you will:-

     9.1.1 promptly disclose full details, including any drawings and models, of it to enable the Company to determine whether or not, applying the provisions of s.39 of the Patents Act 1977, it is the property of the Company (a "Company Invention");

     9.1.2 hold any Company Invention in trust for the Company and, at its request and expense, do all things necessary or desirable to enable the Company or its nominee to exploit the Company Invention for commercial purposes and to secure patent or other appropriate forms of protection for it anywhere the world. Decisions as to the patenting and exploitation of any Company Invention are at the sole discretion of the Company;

9.2 In relation to each and every copyright work or design which relates either directly or indirectly to the business of the Company (a "Company Work") which you (jointly or alone) originate, conceive, write or make at any time during the period your employment:-

     9.2.1 you will promptly disclose such Company Work to the Company. Company Works made wholly outside your normal working hours which are wholly unconnected with your employment are excluded from the ambit of Clause 9.2;

     9.2.2 you hereby assign to the Company by way of future assignment all copyright, design right and other proprietary rights (if any) throughout the world in such Company Work;

     9.2.3 you hereby irrevocably and unconditionally waive in favour of the Company any and all moral rights conferred on you by Chapter W of
            Part I of the Copyright Designs and Patents Act 1988 in relation to any such Company Works;

     9.2.4 you acknowledge that, for the purposes of the proviso to Section 2(1) of the Registered Designs Act 1949 (as amended by the Copyright Designs and Patents Act 1988), the covenants on the part of you and the Company will be treated as good consideration and, for the purposes of that Act, the Company will be the proprietor of any design which forms part of the Company Works.

9.3 You agree that (at the request and expense of the Company) you will do all things necessary or desirable to substantiate the rights of the Company to each and every Company Invention or Company Work and that you will permit the Company (whom you hereby irrevocably appoint as your attorney for this purpose) to execute documents, to use your name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of each and every Company Invention or Company Work. A certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority hereby conferred will be conclusive evidence to that effect so far as any third party is concerned.

10.  Restrictive Covenants

10.1 For the period of 12 months after the termination of your employment under this Agreement, you will not directly or indirectly:-

     10.1.1 be engaged or concerned or interested in any business carried on within the Restricted Area wholly or partly in competition with any Restricted Business (save for the holding as a passive investor only of not more than 5% of the issued ordinary shares of any company of a class which are listed or traded on the London Stock Exchange, any other recognised stock exchange or NASDAQ).

     10.1.2 seek or accept, in any capacity whatsoever, any business, orders or custom which is wholly or partly in competition with any Restricted Business from any Customer.

     10.1.3 induce or attempt to persuade any Employee to leave employment or engagement by the Company or any Group Company or offer employment or engagement to any Employee.

10.2 You will not at any time after the termination of your employment under this Agreement, directly or indirectly:-

     10.2.1 induce or seek to induce, by any means involving the disclosure or use of Confidential Information, any Customer to cease dealing with the Company or any Group Company or to restrict or vary the terms upon which it deals with the Company or any Group Company;

     10.2.2 disclose or make use of any Confidential Information; or

     10.2.3 represent yourself or permit yourself to be held out as having any connection with or interest in the Company or any Group Company.

10.3 Each restriction in Clause 10 (whether drafted separately or together with another) is independent and severable from the other restrictions and enforceable accordingly. If any restriction is unenforceable for any reason but would be enforceable if part of the wording were deleted, it will apply with such deletions as may be necessary to make it

10.4 The Company may transfer or assign its rights under this Clause 10 to its successors in title. You may not transfer or assign any rights or obligations under this Clause 10.

11.  Interpretation

11.1 The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

11.2 Any reference in this Agreement to any Act or delegated legislation shall include any statutory modification or re-enactment of it or of the provision referred to.

11.3 In this Agreement:

     "Board" means the board of directors of the Company and includes any committee of such board duly authorised to act on its behalf.

     "Confidential Information" means all and any information (whether or not recorded in documentary form or on computer disk or tape) of the Company, any Group Company or any of its or their customers, suppliers or agents which the Company or the relevant Group Company regards as confidential or in respect of which it owes an obligation of confidentiality to a third party which is not part of your own stock in trade and which is not readily ascertainable to persons not connected with the Company either at all or without a significant expenditure of labour, skill or money.

     "Customer" means any person with whom you or anyone working under your supervision or control deals personally who, at the termination of your employment, is negotiating with the Company or any Group Company for Restricted Business or with whom the Company or any Group Company has conducted any Restricted Business at any time during the final two years of your employment with the Group.

     "Employee" means any person who is and was, at any time during the period of two years prior to the termination of your employment, employed or engaged by the Company or any Group Company in a senior management, senior technical or senior sales position and who, by reason of such position, possesses any Confidential Information or is likely to be able to solicit the custom of any Customer or to induce any Customer to cease dealing with the Company or any Group Company, were he to accept employment or engagement in a business which is similar to or in competition with any Restricted Business.

     "Group Company" means any group undertaking (as defined in section 259(5) of the Companies Act 1985) or associated undertaking (as defined in
     Schedule 4A of the Companies Act 1985) of the Company or any joint venture to which the Company or any such group undertaking is a party.

     "Group" means the Company and each Group Company.

     "Restricted Area" means England, Scotland, Wales and Northern Ireland and any other country in which the Company or any Group Company carries on or intends to carry on any Restricted Business as at the termination of your employment.

     "Restricted Business" means time-sensitive financial printing and all or any other commercial activities carried on or to be carried on by the Company or any Group Company in which you worked or about which you knew Confidential Information to a material extent at any time during the final two years of your employment with the Group.

12.  General

12.1 You are not subject to any particular disciplinary rules or procedures but should conduct yourself in a thoroughly professional manner at all times. In order to investigate a complaint of breach of contract or misconduct against you, the Company is entitled to suspend you on full pay for so long as the Board considers appropriate in all the circumstances to carry out a disciplinary investigation and/or hearing.

12.2 If you have a grievance relating to your employment (other than one relating to a disciplinary decision), you should refer that grievance to the Board whose decision will be final and binding on you.

12.3 This Agreement is in substitution for any representations and warranties made by or on behalf of the Company and any previous contracts of employment or for services between you and the Company or any Group Company (which are deemed to have been terminated by mutual consent).

12.4 The termination of this Agreement will not affect such of the provisions of this Agreement as are expressed to operate or to have effect after termination and will be without prejudice to any accrued rights or remedies of the parties.

12.5 The validity, construction and performance of this Agreement is governed by English law.

12.6 All disputes, claims or proceedings between the parties relating to the validity, construction or performance of this Agreement are subject to the exclusive jurisdiction of the High Court of Justice in England and Wales (the "High Court") to which the parties irrevocably submit. Each party irrevocably consents to the award or grant of any relief in any such proceedings before the High Court and either party is entitled to take proceedings in any other jurisdiction to enforce a judgment or order of the High Court.

12.7 Any notice to be given by a party under this Agreement must be in writing in the English language and must be delivered by hand or sent by first class post or equivalent postal service, telex, facsimile transmission or other means of telecommunication in permanent written form (provided that
     the  addressee  has  his  or  its  own   facilities   for  receiving   such
     transmissions) to the last known postal address or appropriate telecommunication number of the other party. Where notice is given by any of the prescribed means, it is deemed to be received when, in the ordinary court of that means of transmission, it would be received by the addressee. To prove the giving of a notice, it is sufficient to show that it has been despatched. A notice has effect from the sooner of its actual or deemed receipt by the addressee.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS DOCUMENT AS A DEED ON THE DATE FIRST BEFORE WRITTEN:-

________________________________________________________________________________

Executed by ___________________________ (Director)    )      ____________
and ___________________ (Director/secretary)          )
for and on behalf of RODA LIMITED                     )      ____________

________________________________________________________________________________


________________________________________________________________________________

Executed by PETER LIONEL FURLONGE                     )      ____________
in the presence of: _____________                     )

________________________________________________________________________________